UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)               January 30, 2007

                      SITEL Corporation
(Exact Name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

001-12577 47-0684333
(Commission File Number) ( I.R.S. Employer Identification No.)

7277 World Communications Drive, Omaha, Nebraska 68122
(Address of Principal Executive Offices) (Zip Code)

(402) 963-6810
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On January 30, 2007, ClientLogic Corporation, a Delaware corporation (“ClientLogic”), completed its previously announced merger of SITEL Corporation, a Minnesota corporation (“SITEL”) with and into Stagecoach Acquisition Corporation, a Minnesota corporation (“Merger Sub”), a wholly-owned subsidiary of ClientLogic, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 12, 2006 and amended as of December 8, 2006, by and among ClientLogic, Merger Sub and SITEL. Under the terms of the Merger Agreement, ClientLogic paid $4.25 per share in cash for all outstanding common stock of SITEL. SITEL’s shareholders approved the acquisition on January 12, 2007.

A copy of the press release, issued jointly by SITEL and ClientLogic on January 30, 2007 and announcing the completion of the merger, is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits

(d) Exhibits

99.1 Press release, dated January 30, 2007, issued jointly by SITEL and ClientLogic.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEL Corporation

Dated: February 1, 2007	By: /s/ David Garner Name:David Garner Title: President